UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2024

BITECH TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-27407	93-3419812
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

895 Dove Street, Suite 300

Newport Beach, CA 92660

(Address of principal executive offices, including zip code.)

(855) 777-0888

(Registrant’s telephone number, including area code.)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BTTC	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 19, 2024, Bitech Technologies Corporation (the “Registrant”) adopted an amendment to the bylaws of the Registrant (the “Bylaws”), effective immediately, to, among other things, include a forum selection clause for derivative actions to the federal courts of the State of Delaware and to revise the quorum requirement to hold a meeting of shareholders from a majority to 33 1/3% of the issued and outstanding shares of capital stock.

The foregoing description of the Amended and Restated Bylaws of the Registrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bylaws, a copy of which are attached hereto as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements And Exhibits

(d)	Exhibits

Number	Description
3.1	Amended and Restated Bylaws, effective as of August 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2024	BITECH TECHNOLOGIES CORPORATION

	By:	/s/ Benjamin Tran
Name: Benjamin Tran
Title: Chief Executive Officer